UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 11, 2023
(Date of earliest event reported)
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TENET HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, Texas 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2023, the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”) appointed Vineeta Agarwala to the Board, effective immediately. The size of the Board increased from 12 to 13 directors at such time. Dr. Agarwala’s initial term will expire concurrently with the terms of the other members of the Board at the Company’s 2024 Annual Meeting of Shareholders. The Board has appointed Dr. Agarwala to serve on its Quality, Compliance & Ethics Committee and Human Resources Committee.

Dr. Agarwala will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2023. There are no arrangements or understandings pursuant to which Dr. Agarwala was appointed to the Board, and Dr. Agarwala is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: December 13, 2023	By:	/s/ THOMAS ARNST
Name: Thomas Arnst
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary